EXHIBIT 99.1

Citizens Community Bancorp, Inc. Earns $1.34 Million For Second Fiscal Quarter 2018.
Community Banking Loan Portfolio up 2.9% From First Fiscal Quarter 2018

EAU CLAIRE, WI, April 27, 2018 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today reported earnings increased 44% to $1.34 million, or $0.23 per diluted share in Q2 fiscal 2018, compared to $934,000, or $0.17 per diluted share one year earlier. The Q2 fiscal 2018 operations reflect continued investment in our commercial lending platform, including the addition of four commercial bankers offset by seasonally lower gain on sale income from mortgage originations in the quarter. The investment in commercial bankers resulted in approximately $210,000 recorded in both the compensation and benefits and other non-interest expense line items on the Consolidated Statement of Operations during the quarter and we expect this investment to increase net income in future periods. For the six months ended March 31, 2018, earnings increased 43% to $2.68 million, or $0.45 per diluted share from $1.87 million, or $0.35 per diluted share for the six months ended March 31, 2017.
Core earnings (non-GAAP) matched reported GAAP earnings, on a per share basis, as there were no material revenues or expenses for Q2 fiscal 2018 that would affect core earnings. Historically, core earnings (non-GAAP) have excluded merger and branch closure expenditures and the net impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") which are itemized on the accompanying financial table "Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP)".
Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table "Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP)".
“Our second fiscal quarter financial results were somewhat below our expectations, as prolonged winter conditions and somewhat higher interest rates impacted our mortgage business. We continue to make progress in growing our commercial loan portfolio and invested in additional commercial bankers to support our organic growth and M&A strategy. Community Banking loans excludes the legacy loan portfolio consisting of indirect paper and one to four family portfolio loans. This together with the planned runoff of our legacy portfolio, have reduced our exposure to these transactional loans from 57% to 42% of total loans from the prior year period. We added four commercial bankers to our team and expect continued loan growth in our core lending portfolio which focuses on C&I, commercial real estate, agricultural and multi-family lending,” said Stephen Bianchi, President and Chief Executive Officer. “Our commercial banking platform has been substantially updated over the past two years through technology and personnel, and we remain committed to enhancing the value of our franchise to our shareholders.”
Q2 Fiscal 2018 Financial Highlights: (at or for the periods ended March 31, 2018, compared to March 31, 2017 and /or December 31, 2017)

•	Net income reflected earnings of $1.34 million in Q2 fiscal 2018, compared to $934,000 a year ago, and $1.34 million in Q1 fiscal 2018.

•	Net interest margin (NIM) remained stable at 3.40% for the current quarter, compared to 3.42% for Q1 fiscal 2018 and improved 9 basis point from 3.31% a year earlier.

•	Loan loss provision was $100,000 in Q2 fiscal 2018 relative to $100,000 the previous quarter as the core loan portfolio continues to expand.

•
Total non-interest income declined to $1.68 million in Q2 fiscal 2018, compared to $1.94 million in Q1 fiscal 2018 and increased from $1.13 million one year earlier. The current quarter reflects lower loan fees and gains on the sale of mortgage loans relative to the prior quarter due in part to seasonally slower mortgage loan activity during the winter months.

•	Total non-interest expense for Q2 fiscal 2018 of $7.10 million compared similarly to Q1 fiscal 2018 at $7.14 million.

•	Net loans were $715.2 million at March 31, 2018, compared to $725.1 million at December 31, 2017, reflecting a decline in one-to-four family loans and indirect lending.

•	Total deposits were $748.6 million at March 31, 2018, compared to $741.1 million at December 31, 2017 and $530.9 million at March 31, 2017.

•	The allowance for loan and lease losses (“ALLL”) was 0.82% of total loans at March 31, 2018, compared to 0.80% one quarter earlier.

•	Nonperforming assets (“NPA”) were $14.0 million, or 1.49% of total assets at March 31, 2018, compared to $14.2 million, or 1.50% of total assets at December 31, 2017.

•	Bank capital ratios exceeded regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at March 31, 2018:

	Citizens Community Federal N.A.	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	13.2%	10.0%
Tier 1 capital (to risk weighted assets)	12.4%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.4%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	5.0%

Balance Sheet and Asset Quality Review
Total assets were $940.4 million at March 31, 2018, compared to $943.0 million at December 31, 2017, and $668.5 million at March 31, 2017. The increase in total assets from a year ago was primarily due to the acquisition of Wells Financial completed in August 2017.

Loan balances decreased 1% from the linked quarter due to the reduction of the legacy loans portfolio. At March 31, 2018, commercial, agricultural, multi-family and construction real estate loans totaled 42% of the total loan portfolio, versus 39% for the prior quarter and 31% one year earlier. One-to-four family residential and home equity real estate loans represented 31% of the total loan portfolio versus 32% for the preceding quarter, while consumer related non-real estate loans totaled 16% of the total loan portfolio versus 17% the preceding quarter.

The allowance for loan and lease losses was largely unchanged at March 31, 2018 and totaled $5.9 million, representing 0.82% of total loans, compared to $5.9 million and 0.80% of total loans at December 31, 2017. Net charged off loans totaled $72,000 for the second quarter ended March 31, 2018 compared to $183,000 for the quarter ended December 31, 2017.

Nonperforming assets were $14.0 million, or 1.49% of total assets at March 31, 2018 compared to $14.2 million, or 1.50% of total assets at December 31, 2017. Included in nonperforming assets are approximately $6.3 million of REO properties acquired from the Wells Financial acquisition. The Bank is actively working to resolve non-performing loans as well as selling owned real estate properties.

Deposits totaled $748.6 million at March 31, 2018, compared to $741.1 million at December 31, 2017, and $530.9 million at March 31, 2017. Noninterest-bearing deposits increased to $79.9 million at March 31, 2018, compared to $78.7 million at December 31, 2017, and $45.7 million at March 31, 2017.

Federal Home Loan Bank ("FHLB") advances decreased to $85.0 million at March 31, 2018, compared to $94.0 million at December 31, 2017. Other borrowings decreased slightly to $29.5 million at March 31, 2018, compared to $29.9 million at December 31, 2017. The Bank has used borrowings and equity capital to fund acquisitions of other financial institutions, branch closings and FHLB advances to support organic loan growth.

Tangible book value per share (non-GAAP) was $9.82 at March 31, 2018, compared to $9.98 at December 31, 2017. The slight decrease in tangible book value per share was due to the payment of dividends, additional unearned deferred compensation and accumulated other comprehensive losses on available for sale securities due to the higher interest rate environment.

As noted above, capital ratios for the Bank continued to remain well above regulatory requirements.

Review of Operations

Net interest income was $7.4 million for Q2 fiscal 2018, compared to $7.5 million for Q1 fiscal 2018 and $5.2 million one year earlier. For the six months ended March 31, 2018, net interest income was $14.9 million compared to $10.8 million for the six months ended March 31, 2017. The net interest margin (“NIM”) was 3.40% for Q2 fiscal 2018, compared to 3.42% one quarter earlier and 3.31% for the like quarter one year earlier. The increase in the NIM relative to the prior year was supported by higher yields on loans and lower cost of funds.

Loan yields increased to 4.77% for Q2 fiscal 2018 compared to 4.72% one quarter earlier and 4.57% for Q2 fiscal 2017. Meanwhile, deposit costs increased slightly to 0.76% for Q2 fiscal 2018 from 0.72% one quarter earlier and declined from 0.88% for Q2 fiscal 2017. Costs on the FHLB and other borrowings increased to 2.57% for Q2 fiscal 2018 from 2.33% one quarter earlier and 1.34% for the quarter ended Q2 2017. For the six months ended March 31, 2018, the NIM increased to 3.42% from 3.34% for the six months ended March 31, 2017.
For Q2 fiscal 2018, provision for loan losses totaling $100,000 was recorded equal to the provision taken in Q1 fiscal 2018, both of which are responsive to organic loan growth. Net charge offs were down to $72,000 for Q2 fiscal 2018, compared to $183,000 for Q1 fiscal 2018. Allowance for loan and lease losses to total loans was 0.82%, at March 31, 2018, compared to 0.80% at December 31, 2017.
Total non-interest income was $1.68 million for Q2 fiscal 2018 compared to $1.94 million for Q1 fiscal 2018 and $1.13 million for Q2 fiscal 2017. The lower level of non-interest income primarily relates to lower gains on the sale of mortgage loans originated and lower loan fees and service charges. The lower level of mortgage origination relates to the seasonality of home sales with fewer sales during the winter months and the slight increase in mortgage lending rates due to the higher interest rate environment. For the six months ended March 31, 2018, non-interest income totaled $3.61 million compared to $2.37 million for the six months ended March 31, 2017.

Total non-interest expense was $7.1 million for Q2 fiscal 2018 compared to $7.1 million for Q1 fiscal 2018 and $5.0 million for Q2 fiscal 2017. Total non-interest expense for the second quarter includes increased compensation and benefit expenses and other expenses resulting from the addition of new commercial bankers partially offset by lower professional fees. For the six months ended March 31, 2018, total non-interest expenses totaled $14.2 million compared to $10.4 million for the six months ended March 31, 2017. The higher expenses for the six-month period primarily relate to increased costs associated with the acquisition of Wells Financial Corp.

Provisions for income taxes were $487,000 for Q2 fiscal 2018 compared to $883,000 for Q1 fiscal 2018 and $459,000 for Q2 fiscal 2017. The effective tax rate for Q2 fiscal 2018 was 26.6% compared to 39.7% one quarter earlier and 33.0% for Q2 fiscal 2017. For the six months ended March 31, 2018, the effective tax rate was 33.8% compared to 33.1% for the six months ended March 31, 2017. The six-month period ended March 31, 2018 was impacted by the revaluation of its net deferred tax assets. The Tax Cuts and Jobs Act of 2017 (“the Tax Act”), enacted on December 22, 2017, reduces the corporate Federal income tax rate for the Company from 34% to 24.5% in fiscal 2018 and 21% in fiscal 2019. Additionally, the Tax Act made other changes to U.S. corporate income tax laws.

These financial results are preliminary until the Form 10-Q is filed in May 2018.

About the Company

Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of Citizens Community Federal N.A., a national bank based in Altoona, Wisconsin, serving customers in Wisconsin, Minnesota and Michigan through 21 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato, MN, and various rural communities around these areas. The company offers traditional community banking services to businesses, Ag operators and consumers, including one-to-four family mortgages. The company’s recently completed merger with Wells Federal Bank of Wells, MN expands its market share in Mankato and southern Minnesota and added seven branch locations along with expanded services through Wells Insurance Agency.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of Citizens Community Federal N.A. (“CCFBank”). These uncertainties include conditions in the financial markets and economic conditions generally; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the CCFBank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; risks posed by acquisitions and other expansion opportunities; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2017 filed with the Securities and Exchange Commission ("SEC") on December 13, 2017 and the Company's subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods. Non-GAAP measures eliminate the impact of certain one-time expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees and the net impact of the Tax Cuts and Jobs Act of 2017. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31, 2018	December 31, 2017	September 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$31,468	$47,215	$41,677	$19,850
Other interest bearing deposits	8,399	7,155	8,148	745
Securities available for sale "AFS"	118,314	96,548	95,883	79,369
Securities held to maturity "HTM"	5,013	5,227	5,453	5,984
Non-marketable equity securities, at cost	7,707	8,151	7,292	4,412
Loans receivable	721,128	730,918	732,995	534,808
Allowance for loan losses	(5,887)	(5,859)	(5,942)	(5,835)
Loans receivable, net	715,241	725,059	727,053	528,973
Loans held for sale	1,520	2,179	2,334	—
Mortgage servicing rights	1,849	1,866	1,886	—
Office properties and equipment, net	9,151	8,517	9,645	5,163
Accrued interest receivable	3,251	3,189	3,291	1,982
Intangible assets	5,126	5,287	5,449	791
Goodwill	10,444	10,444	10,444	4,663
Foreclosed and repossessed assets, net	7,080	7,031	6,017	692
Bank owned life insurance	11,502	11,424	11,343	11,307
Other assets	4,318	3,740	4,749	4,522
TOTAL ASSETS	$940,383	$943,032	$940,664	$668,453
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$748,615	$741,069	$742,504	$530,929
Federal Home Loan Bank advances	85,000	94,000	90,000	60,491
Other borrowings	29,479	29,899	30,319	11,000
Other liabilities	3,780	3,610	4,358	1,653
Total liabilities	866,874	868,578	867,181	604,073
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 5,902,481;5,883,603; 5,888,816 and 5,266,895 shares issued and outstanding, respectively	59	59	59	53
Additional paid-in capital	63,575	63,348	63,383	55,032
Retained earnings	12,401	12,104	10,764	10,138
Unearned deferred compensation	(515)	(391)	(456)	(190)
Accumulated other comprehensive (loss) gain	(2,011)	(666)	(267)	(653)
Total stockholders’ equity	73,509	74,454	73,483	64,380
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$940,383	$943,032	$940,664	$668,453
Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017
Interest and dividend income:
Interest and fees on loans	$8,539	$8,721	$6,072	$17,260	$12,602
Interest on investments	813	691	467	1,504	885
Total interest and dividend income	9,352	9,412	6,539	18,764	13,487
Interest expense:
Interest on deposits	1,250	1,202	1,050	2,452	2,169
Interest on FHLB borrowed funds	314	261	163	575	336
Interest on other borrowed funds	432	422	102	854	201
Total interest expense	1,996	1,885	1,315	3,881	2,706
Net interest income before provision for loan losses	7,356	7,527	5,224	14,883	10,781
Provision for loan losses	100	100	—	200	—
Net interest income after provision for loan losses	7,256	7,427	5,224	14,683	10,781
Non-interest income:
Service charges on deposit accounts	430	460	342	890	740
Interchange income	302	306	183	608	372
Loan servicing income	346	328	88	674	143
Gain on sale of mortgage loans	189	294	88	483	284
Loan fees and service charges	87	154	40	241	322
Insurance commission income	187	166	—	353	—
Settlement proceeds	—	—	283	—	283
(Losses) gains on available for sale securities	(21)	—	—	(21)	29
Other	155	231	102	386	196
Total non-interest income	1,675	1,939	1,126	3,614	2,369
Non-interest expense:
Compensation and benefits	3,806	3,555	2,630	7,361	5,234
Occupancy	761	705	563	1,466	1,631
Office	426	438	312	864	593
Data processing	733	704	454	1,437	926
Amortization of intangible assets	161	162	38	323	81
Amortization of mortgage servicing rights	76	90	—	166	—
Advertising, marketing and public relations	146	149	105	295	168
FDIC premium assessment	115	142	69	257	152
Professional services	323	688	435	1,011	836
Other	556	510	351	1,066	729
Total non-interest expense	7,103	7,143	4,957	14,246	10,350
Income before provision for income taxes	1,828	2,223	1,393	4,051	2,800
Provision for income taxes	487	883	459	1,370	926
Net income attributable to common stockholders	$1,341	$1,340	$934	$2,681	$1,874
Per share information:
Basic earnings	$0.23	$0.23	$0.18	$0.46	$0.36
Diluted earnings	$0.23	$0.23	$0.17	$0.45	$0.35
Cash dividends paid	$0.20	$—	$0.16	$0.20	$0.16
Book value per share at end of period	$12.45	$12.65	$12.22	$12.45	$12.22
Tangible book value per share at end of period (non-GAAP)	$9.82	$9.98	$11.19	$9.82	$11.19

Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP):

	Three Months Ended			Six Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017

GAAP earnings before income taxes	$1,828	$2,223	$1,393	$4,051	$2,800
Merger related costs (1)	10	94	196	104	196
Branch closure costs (2)	1	7	4	8	637
Settlement proceeds	—	—	(283)	—	(283)
Prepayment fee	—	—	104	—	104
Core earnings before income taxes (3)	1,839	2,324	1,414	4,163	3,454
Provision for income tax on core earnings (4)	451	569	481	1,020	1,175
Core earnings after income taxes (3)	$1,388	$1,755	$933	$3,143	$2,279
GAAP diluted earnings per share, net of tax	$0.23	$0.23	$0.17	$0.45	$0.35
Merger related costs, net of tax	—	0.02	0.02	0.02	0.02
Branch closure costs, net of tax	—	—	—	—	0.08
Tax Cuts and Jobs Act of 2017 tax provision (5)	—	0.05	—	0.05	—
Settlement Proceeds	—	—	(0.03)	—	(0.03)
Prepayment fee	—	—	0.01	—	0.01
Core diluted earnings per share, net of tax	$0.23	$0.30	$0.17	$0.52	$0.43

Average diluted shares outstanding	5,932,342	5,920,899	5,306,463	5,926,912	5,299,595
(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other non-interest expense in the consolidated statement of operations.
(2) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations. In addition, other non-interest expense includes costs related to the valuation reduction of the Ridgeland branch office in the fourth quarter of fiscal 2017.
(3) Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities.
(4) Provision for income tax on core earnings is calculated at 24.5% for all quarters in fiscal 2018 and at 34% for all quarters in the prior fiscal year, which represents our federal statutory tax rate for each respective period presented.
(5) As a result of the Tax Cuts and Jobs Act of 2017, we recorded a one-time net tax provision of $275 in December 2017, which is included in provision for income taxes expense in the consolidated statement of operations.
(6) Reconciliation of tangible book value:

Tangible book value per share at end of period	March 31, 2018	December 31, 2017	September 30, 2017	March 31, 2017
Total stockholders' equity	$73,509	$74,454	$73,483	$64,380
Less: Goodwill	(10,444)	(10,444)	(10,444)	(4,663)
Less: Intangible assets	(5,126)	(5,287)	(5,449)	(791)
Tangible common equity (non-GAAP)	$57,939	$58,723	$57,590	$58,926
Ending common shares outstanding	5,902,481	5,883,603	5,888,816	5,266,895
Tangible book value per share (non-GAAP)	$9.82	$9.98	$9.78	$11.19

Nonperforming Assets:

	March 31, 2018 and Three Months Ended	December 31, 2017 and Three Months Ended	September 30, 2017 and Twelve Months Ended	March 31, 2017 and Three Months Ended
Nonperforming assets:
Nonaccrual loans	$6,642	$6,388	$7,452	$5,767
Accruing loans past due 90 days or more	281	739	589	576
Total nonperforming loans (“NPLs”)	6,923	7,127	8,041	6,343
Other real estate owned ("OREO")	7,015	6,996	5,962	647
Other collateral owned	65	35	55	45
Total nonperforming assets (“NPAs”)	$14,003	$14,158	$14,058	$7,035
Troubled Debt Restructurings (“TDRs”)	$8,699	$7,263	$5,851	$3,471
Nonaccrual TDRs	$2,607	$1,327	$621	$404
Average outstanding loan balance	$725,601	$733,203	$653,717	$554,624
Loans, end of period	$721,128	$730,918	$732,995	$534,808
Total assets, end of period	$940,383	$943,032	$940,664	$668,453
Allowance for loan losses ("ALL"), at beginning of period	$5,859	$5,942	$6,068	$5,917
Loans charged off:
Residential real estate	(49)	(24)	(233)	(67)
Commercial/Agricultural real estate	(8)	(1)	—	—
Consumer non-real estate	(67)	(194)	(389)	(67)
Commercial/Agricultural non-real estate	—	—	(9)	(2)
Total loans charged off	(124)	(219)	(631)	(136)
Recoveries of loans previously charged off:
Residential real estate	4	13	14	1
Commercial/Agricultural real estate	—	—	—	—
Consumer non-real estate	48	22	171	52
Commercial/Agricultural non-real estate	—	1	1	1
Total recoveries of loans previously charged off:	52	36	186	54
Net loans charged off (“NCOs”)	(72)	(183)	(445)	(82)
Additions to ALL via provision for loan losses charged to operations	100	100	319	—
ALL, at end of period	$5,887	$5,859	$5,942	$5,835
Ratios:
ALL to NCOs (annualized)	2,044.10%	800.41%	1,335.28%	1,778.96%
NCOs (annualized) to average loans	0.04%	0.10%	0.07%	0.06%
ALL to total loans	0.82%	0.80%	0.81%	1.09%
NPLs to total loans	0.96%	0.98%	1.10%	1.19%
NPAs to total assets	1.49%	1.50%	1.49%	1.05%

Nonaccrual Loans Rollforward:

	Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Balance, beginning of period	$6,388	$7,452	$6,035	$5,767	$5,750
Additions	901	287	$514	626	308
Acquired nonaccrual loans	—	—	1,449	—	—
Charge-offs	(34)	(74)	(22)	(15)	(68)
Transfers to OREO	(334)	(52)	(163)	(159)	—
Return to accrual status	—	—	—	—	—
Payments received	(257)	(1,207)	(345)	(168)	(209)
Other, net	(22)	(18)	(16)	(16)	(14)
Balance, end of period	$6,642	$6,388	$7,452	$6,035	$5,767
Other Real Estate Owned Rollforward:

	Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Balance, beginning of period	$6,996	$5,962	$580	$648	$655
Loans transferred in	334	52	$163	159	—
Acquired OREO	—	—	5,343	—	—
Branch properties transferred in	—	1,444	250	—	—
Sales	(256)	(394)	(353)	(249)	—
Writedowns	(27)	(16)	(33)	—	(7)
Other, net	(32)	(52)	12	22	—
Balance, end of period	$7,015	$6,996	$5,962	$580	$648

Troubled Debt Restructurings in Accrual Status

	March 31, 2018		December 31, 2017		September 30, 2017		March 31, 2017
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings: Accrual Status
Residential real estate	28	$3,015	29	$3,076	28	$3,084	25	$2,741
Commercial/Agricultural real estate	12	2,414	10	2,143	8	1,890	—	—
Consumer non-real estate	16	146	17	156	17	168	19	283
Commercial/Agricultural non-real estate	3	517	4	561	2	88	1	43
Total loans	59	$6,092	60	$5,936	55	$5,230	45	$3,067

Loan Composition - Detail

To better help understand the Bank's loan trends, we have added the below table. The loan categories and amounts shown are the same as on the following page and are presented in a different format. The Community Banking loan portfolios reflect the Bank's strategy to grow its commercial banking business and consumer lending. The Legacy loan portfolios reflect the Bank's strategy to sell substantially all newly originated one to four family loans in the secondary market and the discontinuation of originated and purchased indirect paper loans, effective in the first quarter of fiscal 2017.

	March 31, 2018	December 31, 2017	September 30, 2017	March 31, 2017
Community Banking Loan Portfolios:
Commercial/Agricultural real estate:
Commercial real estate	$187,735	$171,643	$159,962	$102,753
Agricultural real estate	64,143	65,027	68,002	28,142
Multi-family real estate	38,389	32,576	26,228	17,538
Construction and land development	13,180	19,838	19,708	15,414
Commercial/Agricultural non-real estate:
Commercial non-real estate	58,200	58,823	55,251	32,166
Agricultural non-real estate	23,529	23,710	23,873	14,948
Residential real estate:
Purchased HELOC loans	16,187	16,968	18,071	—
Consumer non-real estate:
Other consumer	18,402	19,242	20,668	16,536
Total Community Banking Loan Portfolios	419,765	407,827	391,763	227,497

Legacy Loan Portfolios:
Residential real estate:
One to four family	209,044	221,077	229,563	166,158
Consumer non-real estate:
Originated indirect paper	73,599	79,492	85,732	103,021
Purchased indirect paper	22,665	26,210	29,555	38,201
Total Legacy Loan Portfolios	305,308	326,779	344,850	307,380
Gross loans	$725,073	$734,606	$736,613	$534,877

Loan Composition:

	March 31, 2018	December 31, 2017	September 30, 2017	March 31, 2017
Originated Loans:
Residential real estate:
One to four family	$122,903	$128,396	$132,380	$143,859
Purchased HELOC loans	16,187	16,968	18,071	—
Commercial/Agricultural real estate:
Commercial real estate	130,795	110,815	97,155	75,510
Agricultural real estate	12,683	11,580	10,628	6,817
Multi-family real estate	36,713	30,868	24,486	17,538
Construction and land development	8,990	12,682	12,399	13,166
Consumer non-real estate:
Originated indirect paper	73,599	79,492	85,732	103,021
Purchased indirect paper	22,665	26,210	29,555	38,201
Other Consumer	14,466	14,465	14,496	16,035
Commercial/Agricultural non-real estate:
Commercial non-real estate	41,141	39,594	35,198	20,236
Agricultural non-real estate	13,064	12,649	12,493	10,727
Total originated loans	$493,206	$483,719	$472,593	$445,110
Acquired Loans:
Residential real estate:
One to four family	$86,141	$92,681	$97,183	$22,299
Commercial/Agricultural real estate:
Commercial real estate	56,940	60,828	62,807	27,243
Agricultural real estate	51,460	53,447	57,374	21,325
Multi-family real estate	1,676	1,708	1,742	—
Construction and land development	4,190	7,156	7,309	2,248
Consumer non-real estate:
Other Consumer	3,936	4,777	6,172	501
Commercial/Agricultural non-real estate:
Commercial non-real estate	17,059	19,229	20,053	11,930
Agricultural non-real estate	10,465	11,061	11,380	4,221
Total acquired loans	$231,867	$250,887	$264,020	$89,767
Total Loans:
Residential real estate:
One to four family	$209,044	$221,077	$229,563	$166,158
Purchased HELOC loans	16,187	16,968	18,071	—
Commercial/Agricultural real estate:
Commercial real estate	187,735	171,643	159,962	102,753
Agricultural real estate	64,143	65,027	68,002	28,142
Multi-family real estate	38,389	32,576	26,228	17,538
Construction and land development	13,180	19,838	19,708	15,414
Consumer non-real estate:
Originated indirect paper	73,599	79,492	85,732	103,021
Purchased indirect paper	22,665	26,210	29,555	38,201
Other Consumer	18,402	19,242	20,668	16,536
Commercial/Agricultural non-real estate:
Commercial non-real estate	58,200	58,823	55,251	32,166
Agricultural non-real estate	23,529	23,710	23,873	14,948
Gross loans	$725,073	$734,606	$736,613	$534,877
Unearned net deferred fees and costs and loans in process	839	1,252	1,471	1,371
Unamortized discount on acquired loans	(4,784)	(4,940)	(5,089)	(1,440)
Total loans receivable	$721,128	$730,918	$732,995	$534,808

Deposit Composition:

	March 31, 2018	December 31, 2017	September 30, 2017	March 31, 2017
Non-interest bearing demand deposits	$79,945	$78,685	$75,318	$45,661
Interest bearing demand deposits	151,860	149,058	147,912	53,848
Savings accounts	100,363	98,941	102,756	53,865
Money market accounts	115,299	125,831	125,749	122,080
Certificate accounts	301,148	288,554	290,769	255,475
Total deposits	$748,615	$741,069	$742,504	$530,929

Average balances, Interest Yields and Rates:

	Three months ended March 31, 2018			Three months ended December 31, 2017			Three months ended March 31, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$27,772	$62	0.91%	$30,848	$67	0.86%	$17,695	$29	0.66%
Loans receivable	725,601	8,540	4.77%	733,203	8,721	4.72%	539,276	6,072	4.57%
Interest bearing deposits	7,281	31	1.73%	7,714	32	1.65%	745	4	2.18%
Investment securities (1)	113,943	620	2.39%	100,737	513	2.23%	86,494	379	2.11%
Non-marketable equity securities, at cost	8,005	99	5.02%	7,336	79	4.27%	4,874	55	4.58%
Total interest earning assets (1)	$882,602	$9,352	4.32%	$879,838	$9,412	4.27%	$649,084	$6,539	4.13%
Average interest bearing liabilities:
Savings accounts	$94,497	$28	0.12%	$96,230	$22	0.09%	$45,199	$16	0.14%
Demand deposits	153,032	114	0.30%	146,838	90	0.24%	52,647	61	0.47%
Money market accounts	118,622	161	0.55%	123,459	167	0.54%	124,389	127	0.41%
CD’s	265,621	863	1.32%	263,429	839	1.26%	234,842	771	1.33%
IRA’s	33,688	84	1.01%	34,992	84	0.95%	27,777	75	1.10%
Total deposits	$665,460	$1,250	0.76%	$664,948	$1,202	0.72%	$484,854	$1,050	0.88%
FHLB advances and other borrowings	117,939	746	2.57%	116,359	683	2.33%	80,391	265	1.34%
Total interest bearing liabilities	$783,399	$1,996	1.03%	$781,307	$1,885	0.96%	$565,245	$1,315	0.94%
Net interest income		$7,356			$7,527			$5,224
Interest rate spread			3.29%			3.31%			3.19%
Net interest margin (1)			3.40%			3.42%			3.31%
Average interest earning assets to average interest bearing liabilities			1.13			1.13			1.15

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 24.5% for the quarters ended March 31, 2018 and December 31, 2017. The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 34% for the quarter ended March 31, 2017. The FTE adjustment to net interest income included in the rate calculations totaled $52, $53 and $72 for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

	Six months ended March 31, 2018			Six months ended March 31, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$27,659	$130	0.94%	$13,724	$41	0.60%
Loans receivable	729,185	17,260	4.75%	550,611	12,602	4.59%
Interest bearing deposits	7,546	63	1.67%	745	7	1.88%
Investment securities (1)	108,135	1,133	2.30%	86,439	737	2.04%
Non-marketable equity securities, at cost	7,602	178	4.70%	4,990	100	4.02%
Total interest earning assets (1)	$880,127	$18,764	4.30%	$656,509	$13,487	4.16%
Average interest bearing liabilities:
Savings accounts	$95,570	$50	0.10%	$44,559	$33	0.15%
Demand deposits	150,060	203	0.27%	50,824	135	0.53%
Money market accounts	120,356	328	0.55%	127,408	261	0.41%
CD’s	265,240	1,703	1.29%	240,433	1,585	1.32%
IRA’s	34,380	168	0.98%	28,419	155	1.09%
Total deposits	$665,606	$2,452	0.74%	$491,643	$2,169	0.88%
FHLB advances and other borrowings	116,185	1,429	2.47%	78,920	537	1.36%
Total interest bearing liabilities	$781,791	$3,881	1.00%	$570,563	$2,706	0.95%
Net interest income		$14,883			$10,781
Interest rate spread			3.30%			3.21%
Net interest margin (1)			3.42%			3.34%
Average interest earning assets to average interest bearing liabilities			1.13			1.15

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 24.5% and 34% for the six months ended March 31, 2018 and March 31, 2017, respectively. The FTE adjustment to net interest income included in the rate calculations totaled $105 and $144 for the six months ended March 31, 2018 and March 31, 2017, respectively.

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights (unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	March 31, 2017	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	13.2%	13.4%	13.2%	14.8%	10.0%
Tier 1 capital (to risk weighted assets)	12.4%	12.5%	12.4%	13.6%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.4%	12.5%	12.4%	13.6%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	9.3%	9.2%	9.8%	5.0%